EXHIBIT 21

                                 SUBSIDIARIES OF

                            COMVERSE TECHNOLOGY, INC.

                                                             Jurisdiction of
 Subsidiary                                                   Incorporation

 Amarex Technology, Inc.                                          Delaware
 Boston Technology Australia/New Zealand, Inc.                    Delaware
 Boston Technology Europe, Inc.                                   Delaware
 Boston Technology Foreign Sales Corp.                            Barbados
 Boston Technology India, Inc.                                    Delaware
 Boston Technology International, Inc.                            Delaware
 Boston Technology Investments, Inc.                              Delaware
 Boston Technology Japan, Inc.                                    Delaware
 Boston Technology Mexico, Inc.                                   Delaware
 Boston Technology Securities, Inc.                               Delaware
 Comverpor Sistemas De Tlelecomunicacoes, LDA                     Portugal
 Comverse Argentina, S.A.                                         Argentina
 Comverse Australasia Pty. Ltd.                                   Australia
 Comverse Belgium SA                                              Belgium
 Comverse Denmark ApS                                             Denmark
 Comverse do Brasil Ltd.                                          Brazil
 Comverse Finland OY                                              Finland
 Comverse France S.A.S.                                           France
 Comverse Germany Gmbh                                            Germany
 Comverse Grundbesitz GmbH                                        Germany
 Comverse Information Systems Ltd.                                Israel
 Comverse Investments Ltd.                                        Israel
 Comverse Italia Srl.                                             Italy
 Comverse Ltd.                                                    Israel
 Comverse Media Inc.                                              Delaware
 Comverse Media Ltd.                                              Israel
 Comverse Netherlands B.V.                                        Netherlands
 Comverse (NZ) Limited                                            New Zealand
 Comverse Network Systems Asia Pacific Limited                    Hong Kong
 Comverse Network Systems Austria GmbH                            Austria
 Comverse Network Systems Canada, Inc.                            Canada
 Comverse Network Systems Europe B.V.                             Netherlands
 Comverse Network Systems India Pvt. Ltd.                         India
 Comverse Network Systems International Inc., S.A. de C.V.        Mexico
 Comverse Network Systems Japan Ltd.                              Japan
 Comverse Network Systems Poland S.P.Z.O.O.                       Poland
 Comverse Network Systems Servicios Mexico S.C.                   Mexico
 Comverse Network Systems South Africa                            South Africa
 Comverse Network Systems Sistemleri Sirketi Ltd.                 Turkey


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                                                             Jurisdiction of
 Subsidiary                                                   Incorporation


 Comverse Network Systems Spain SL                                Spain
 Comverse Network Systems Pac Rim, Inc.                           Delaware
 Comverse Patent Holding, Inc.                                    Delaware
 Comverse Sweden AB                                               Sweden
 Comverse Switzerland, S.A.                                       Switzerland
 Comverse Thailand Ltd.                                           Thailand
 Comverse UK Ltd.                                                 U.K.
 Comverse, Inc.                                                   Delaware
 CTI Capital Corporation                                          Delaware
 CTI Venture Corp.                                                Delaware
 Exalink Ltd.                                                     Israel
 Gaya Software Industries Ltd.                                    Israel
 Loronix Information Systems, Inc.                                Nevada
 Loronix Information Systems, Ltd.                                U.K.
 Music4me Ltd.                                                    Israel
 Starhome BV                                                      Netherlands
 Starhome Gateway BV                                              Netherlands
 Starhome Gateway Ltd.                                            Israel
 Starhome Gateway US, Inc.                                        Delaware
 Starhome GmbH                                                    Switzerland
 Starhome Ltd.                                                    Israel
 Startel Corporation                                              California
 Syborg Informationsysteme b.h. OHG                               Germany
 Ulticom Europe SAS                                               France
 Ulticom, Inc.                                                    New Jersey
 Verint Systems B.V.                                              Netherlands
 Verint Systems Canada, Inc.                                      Canada
 Verint Systems GmbH                                              Germany
 Verint Systems Inc.                                              Delaware
 Verint Systems Ltd.                                              Israel
 Verint Systems SAS                                               France
 Verint Systems (Singapore) Pte. Ltd.                             Singapore
 Verint Systems UK Ltd.                                           U.K.
 Verint Technology, Inc.                                          Delaware
 Voice Mail One                                                   Delaware




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